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                                                                  EXHIBIT 10.21F
                                SEVENTH AMENDMENT
                                     TO THE
                         KEWAUNEE SCIENTIFIC CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           (Effective January 1, 1992)

                                    RECITALS

     WHEREAS, Kewaunee Scientific Corporation (the "Company") sponsors and maintains the Kewaunee Scientific Corporation Executive Deferred Compensation Plan (the "Plan"), which was most recently amended and restated in order to incorporate amendments one through four that had been made to the Plan; and

     WHEREAS, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has determined that it is desirable to amend the Plan, effective as of March 1, 2003, to increase the amount of Supplemental Company Matching Contributions made with respect to a Participant's Pay Deferral Contributions; and

     WHEREAS, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has further determined that it is desirable to amend the Plan to grant Participant's a one-time election to increase the amount of their Pay Deferral Contributions in order to take advantage of the increase in the amount of Supplemental Company Matching Contributions, with such election being effective with respect to compensation earned on and after April 1, 2003.

     NOW THEREFORE, in accordance with the resolutions of the Board of Directors of the Company, the Plan is hereby amended in the particulars as follows, which hereinafter shall constitute the First Amendment to the Plan.

                                    AMENDMENT

     FIRST: Effective as of March 1, 2003, Section 3.1 of the Plan is amended to add the following language to the end thereof:

     "3.1 Pay Deferral Election and Account. Notwithstanding the foregoing, effective as of March 1, 2003, each individual who is a Participant hereunder as of said date, may make a one-time election to increase his or her pay deferral election with respect to his or her compensation which is payable beginning on and after April 1, 2003. With the exception of the availability of the one-time election mentioned in the foregoing sentence, any and all other pay deferral elections under the Plan shall be made in accordance with the rules in effect prior to March 1, 2003."

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     SECOND: Effective as of March 1, 2003, Section 4.1 of the Plan is amended in its entirety to replace the present language with the language as follows:

     "4.1 Supplemental Company Matching Contributions. For each Plan Year commencing prior to March 1, 2003, and for the period beginning January 1, 2003 and ending February 28, 2003, the Company shall make supplemental matching contributions on behalf of each Participant in an amount equal to 50 percent of the Participant's pay deferral contributions under Section 3.1 for such Plan Year but not to exceed (i) four percent of the Participant's compensation for the Plan Year (determined without regard to any limit on the total amount of compensation that may be considered under the Company's Incentive Savings Plan) reduced by (ii) the amount of Matching Contributions made on behalf of the Participant under the Company's Incentive Savings Plan for the Plan Year. Effective as of March 1, 2003 and for each Plan Year beginning thereafter, the Company shall make supplemental matching contributions on behalf of each Participant in an amount equal to 50 percent of the Participant's pay deferral contributions under Section 3.1 for such Plan Year but not to exceed (i) six percent of the Participant's compensation for the Plan Year (determined without regard to any limit on the total amount of compensation that may be considered under the Company's Incentive Savings Plan) reduced by (ii) the amount of Matching Contributions made on behalf of the Participant under the Company's Incentive Savings Plan for the Plan Year. The amount of the matching contributions made hereunder shall be credited as described in Section 4.2 to a bookkeeping account to be maintained on behalf of each Participant, to be called the Supplemental Company Matching Account."

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     IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of
the Company has caused these amendments to be signed on its behalf by its officers duly authorized, this 28/th/ day of February, 2003.


                                           KEWAUNEE SCIENTIFIC CORPORATION


                                           By:       /s/  James J. Rossi
                                              ----------------------------------
                                                      On behalf of the
                                                Compensation Committee of the
                                              Board of Directors of the Company